Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
United Natural Foods, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-19947, 333-19949, 333-71673, 333-56652, 333-106217, and 333-123462) on Form S-8 of United Natural Foods, Inc. of our reports dated October 6, 2006, with respect to the consolidated balance sheets of United Natural Foods, Inc. and subsidiaries as of July 29, 2006 and July 31, 2005, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the three-year period ended July 29, 2006, the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of July 29, 2006 and the effectiveness of internal control over financial reporting as of July 29, 2006, which reports appear in the July 29, 2006 annual report on Form 10-K of United Natural Foods, Inc.

As discussed in Note 3 to the consolidated financial statements, effective August 1, 2005, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payments.

Providence, Rhode Island
October 6, 2006